Exhibit 1.1
APARTMENT INVESTMENT AND MANAGEMENT COMPANY
Shares of Class Z Cumulative Preferred Stock
Underwriting Agreement
July 26, 2011
McNicoll, Lewis & Vlak LLC
As Representative of the several Underwriters listed in Schedule A hereto
c/o McNicoll, Lewis & Vlak LLC
1251 Avenue of the Americas, 41st Floor
New York, New York 10020
Ladies and Gentlemen:
     Apartment Investment and Management Company, a Maryland corporation (the “Company”), and AIMCO Properties, L.P., a Delaware limited partnership (the “Operating Partnership”), of which the Company’s wholly-owned subsidiary, AIMCO-GP, Inc., a Delaware corporation (the “OP General Partner”), is the sole general partner, confirm their agreement with McNicoll, Lewis & Vlak LLC (“MLV”), and each of the other underwriters named in Schedule A hereto (collectively, the “Underwriters”) for whom MLV is acting as representative (in such capacity, the “Representative”) with respect to the issue and sale by the Company, through the Underwriters, on a best efforts basis, of up to 800,000 shares (the “Securities”) of the Company’s 7.00% Class Z Cumulative Preferred Stock, par value $.01 per share (the “Class Z Preferred Stock”).
     The Company understands that the Underwriters propose to make, on a best efforts basis, a public offering of the Securities as soon as the Underwriters deem advisable after this underwriting agreement (the “Agreement”) has been executed and delivered.
     The Company has filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (File No. 333-173503), including a base prospectus (the “Base Prospectus”), relating to certain securities and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). The Company has prepared and filed a preliminary prospectus supplement to the Base Prospectus included as part of such registration statement, dated as of July 19, 2011, which preliminary prospectus supplement specifically relates to the Securities (the “Preliminary Prospectus Supplement”). Promptly after the execution and delivery of this Agreement, the Company will prepare and file a prospectus supplement to the Base Prospectus (the “Prospectus Supplement”). Except where the context otherwise requires, such registration statement, as amended when it became effective, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) or deemed to be a part of such registration statement pursuant to Rule 430B (the “Rule 430B Information”), is herein called the “Registration Statement.” The Registration Statement at the time it originally became effective is herein called the “Original Registration Statement.” The Base Prospectus, including all documents incorporated therein by reference, included in the Registration Statement, as it may be supplemented by the Preliminary Prospectus Supplement, in the form in which such Base Prospectus and Preliminary Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b), is herein called the “Preliminary Prospectus.” The Base Prospectus, including all documents incorporated therein by reference, included in the Registration Statement, as it may be supplemented by the Prospectus Supplement, in the form in which such Base Prospectus and Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b), is herein called the “Prospectus.” Any reference herein to the Registration Statement, the Disclosure Package (as defined below), the Preliminary Prospectus, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Disclosure Package, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement, the Preliminary Prospectus, the Prospectus Supplement or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to EDGAR (as defined below).
     The term “Disclosure Package” means (a) the Base Prospectus, the Preliminary Prospectus, as most recently amended or supplemented immediately prior to the Applicable Time (as defined below), (b) the Issuer Free Writing Prospectuses (as defined below), if any, identified in Schedule B attached hereto and (c) any other Free Writing Prospectus (as defined below) that the parties hereto shall hereafter expressly agree to treat as part of the Disclosure Package.
     The term “Issuer Free Writing Prospectus” means any issuer free writing prospectus, as defined in Rule 433, relating to an offering of the Securities (including any set forth on Schedule B hereto) that (i) is required to be filed with the Commission by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of an offering of the Securities that does not reflect the final terms, in each case, in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g). The term “Free Writing Prospectus” means any free writing prospectus, as defined in Rule 405. The term “Applicable Time” means 10:00 a.m. on July 26, 2011.
     1. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each of the Underwriters as of the date hereof, the Applicable Time and as of the Closing Time referred to in Section 2(a) hereof that:
     (a) (i) At the time of filing the Original Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus) and (iii) at the date hereof, the Company was, is and will be a “well-known seasoned issuer” as defined in Rule 405, including not having been and not being an “ineligible issuer,” as defined in Rule 405. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, and the Securities, since their registration on the Registration Statement, have been and remain eligible for registration by the Company on a Rule 405 “automatic shelf registration statement.” The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) objecting to the use of the automatic shelf registration statement form. The Company has paid, or if the Prospectus Supplement has not yet been filed with the Commission will pay, the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1)(i) without regard to the proviso therein and otherwise in accordance with Rule 456(b) and Rule 457(r) (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of the Prospectus Supplement).
     (b) The Original Registration Statement became effective under Rule 462(e) upon receipt of filing by the Commission on April 14, 2011, and any post-effective amendment thereto also became effective upon filing under Rule 462(e). No stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company or the Operating Partnership, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.
     Any offer that is a written communication relating to the Securities made prior to the filing of the Original Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c)) has been filed (unless exempt from filing pursuant to Rule 163) with the Commission in accordance with the exemption provided by Rule 163 and otherwise complied with the requirements of Rule 163, including without limitation the legending requirement, to qualify such offer for the exemption from Section 5(c) of the Securities Act provided by Rule 163.
     At the respective times the Original Registration Statement and any amendment thereto became effective, at each deemed effective date with respect to the Underwriters and the Securities pursuant to Rule 430B(f)(2), at the date hereof, at the Applicable Time and at the Closing Time, the Registration Statement complied, complies and will comply in all material respects with the requirements of the Securities Act, and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.
     The Prospectus and each amendment or supplement thereto, if any, at the time the Prospectus or any such amendment or supplement is issued, or at the date hereof, at the Applicable Time and at the Closing Time, complied, complies and will comply in all material respects with the requirements of the Securities Act, and neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued, or at the date hereof, at the Applicable Time or the Closing Time, included, includes or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     The Preliminary Prospectus Supplement, as of its date, complied in all material respects with the requirements of the Securities Act. Each Preliminary Prospectus and Prospectus delivered to the Underwriters for use in connection with the offering of any Securities was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
     Each Issuer Free Writing Prospectus, as of its issue date and as of the date hereof, the Applicable Time and the Closing Time, did not, does not and will not (i) include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus or (ii) when taken together with the Prospectus, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     The representations and warranties in this Section 1(b) shall not apply to statements in or omissions from the Registration Statement, the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by the Representative expressly for use therein, provided that the parties hereby agree that the only such information in the Preliminary Prospectus and the Prospectus is that set forth in the first and second sentences of the third paragraph and in the ninth paragraph under the caption “Underwriting” in the Preliminary Prospectus and the Prospectus, and the Representative hereby consents to the use in the Preliminary Prospectus and the Prospectus of such information.
     (c) The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus (the “Incorporated Documents”), when they became effective or at the time they were or hereafter are filed with the Commission, complied, comply and will comply in all material respects with the requirements of the Exchange Act and, when read together with the other information in the Registration Statement, the Disclosure Package or the Prospectus, (a) at the time the Original Registration Statement became effective, (b) on the date of this Agreement, (c) at the Applicable Time and (d) at the Closing Time, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     (d) Except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement, the Disclosure Package or the Prospectus: (i) there has been no material adverse change in the condition, financial or otherwise, or in the properties, earnings, business or prospects of the Company, the

Operating Partnership and the Subsidiaries (as defined below) considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (ii) there have been no transactions entered into by the Company, the Operating Partnership or any Subsidiary, other than those in the ordinary course of business, which are material with respect to the Company, the Operating Partnership and the Subsidiaries considered as one enterprise and (iii) except for regular quarterly dividends on the Company’s Class A Common Stock, par value $.01 per share (the “Common Stock”), in amounts per share that are consistent with past practice, regular quarterly dividends on the Company’s outstanding preferred stock and regular quarterly distributions on the Operating Partnership’s common OP units, partnership preferred units and high performance partnership units of limited partnership, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital shares or any distribution by the Operating Partnership with respect to any of its limited partnership interests.
     (e) The Company has been duly incorporated and is validly existing as a corporation and is in good standing under the laws of the State of Maryland, with full corporate power and authority to own and lease its properties and to conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement. The Company is duly qualified or registered as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
     (f) The Operating Partnership has been duly formed and is validly existing as a limited partnership and is in good standing under the laws of the State of Delaware and has the partnership power and partnership authority under the Operating Partnership Agreement (as defined below) and the Delaware Revised Uniform Limited Partnership Act to own, lease and operate its properties and to conduct the business in which it is engaged as described in the Registration Statement, the Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement. The Operating Partnership is duly qualified or registered as a foreign partnership to transact business and is in good standing in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or register would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The OP General Partner is the sole general partner of the Operating Partnership and holds such number and/or percentage of common OP units, partnership preferred units and high performance partnership units of limited partnership interest as disclosed in the Registration Statement and the Prospectus as of the dates set forth therein, free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances. The Fourth Amended and Restated Agreement of Limited Partnership of the Operating Partnership, dated as of July 29, 1994 and restated as of February 28, 2007, as amended by the First Amendment thereto, dated as of December 31, 2007, the Second Amendment thereto, dated as of dated as of July 30, 2009, and the Third Amendment thereto, dated as of September 2, 2010 (collectively, the “Operating Partnership Agreement”), is in full force and effect.
     (g) The only Subsidiaries of the Company that may constitute a “significant subsidiary” within the meaning of Rule 1-02(w) of Regulation S-X are the Subsidiaries listed on Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2010. Each of the Subsidiaries of the Company or the Operating Partnership has been duly incorporated or organized and is validly existing as a corporation, limited partnership, limited liability limited partnership, general partnership or limited liability company, as applicable, in good standing under the laws of the jurisdiction in which it is chartered or organized and has the requisite power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus, and is duly qualified or registered as a foreign corporation, limited partnership, limited liability limited partnership, general partnership or limited liability company, as applicable, and is in good standing in the jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except in each case where the failure to so qualify or register would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. All the outstanding shares of capital stock, partnership interests, limited liability company interests or other equivalent equity interests of each such Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable, and, except (i) as otherwise set forth in each of the Registration Statement and the Prospectus and (ii) the shares of capital stock, partnership interests, limited liability company interests or other equivalent equity interests of Subsidiaries that are pledged under (x) that certain Security Agreement, dated as of November 2, 2004, pursuant to which the Company, the Operating Partnership and AIMCO/Bethesda Holdings, Inc. (collectively, the “Borrowers”) granted a security interest in, and pledged, certain collateral to Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for the lenders under the Amended and Restated Senior Secured Credit Agreement, dated as of November 2, 2004, among the Borrowers, the financial institutions from time to time party thereto and the Administrative Agent (as amended, amended and restated, supplemented or otherwise modified, the “Credit Agreement”), and (y) that certain Security Agreement, dated as of November 2, 2004 and amended on August 28, 2008 and May 1, 2009, pursuant to which certain subsidiaries of the Borrowers granted a security interest in, and pledged, certain collateral to the Administrative Agent, all outstanding shares of capital stock, partnership interests, limited liability company interests or other equivalent equity interest of the Subsidiaries are owned by the Company or the Operating Partnership, as applicable, either directly or through Subsidiaries free and clear of any perfected security interest or any other security interests, mortgages, pledges, liens, encumbrances, claims in law or in equity, and none of the outstanding shares of capital stock, partnership interests, limited liability company interests or other equivalent equity interests of the Subsidiaries were issued in violation of the preemptive or similar rights of any security of each Subsidiary, except such violations as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

     (h) This Agreement and the transactions contemplated herein have been duly authorized by the Company and the Operating Partnership, and this Agreement has been duly executed and delivered by the Company and the Operating Partnership.
     (i) The Company has an authorized capitalization as set forth in the Disclosure Package and the Prospectus. All of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued by the Company and are fully paid and non-assessable, and none of the outstanding shares of capital stock of the Company were issued in violation of preemptive or other similar rights of any security holder of the Company.
     (j) The Securities have been duly authorized and reserved for issuance, sale and delivery pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration provided for herein, will be validly issued, fully paid and non-assessable. The Securities conform in all material respects to all statements relating thereto contained in the Registration Statement, the Disclosure Package and the Prospectus. No holder of the Securities will be subject to personal liability by reason of being such a holder. The issuance of the Securities is not subject to the preemptive or other similar rights of any security holder of the Company. If the Securities are certificated, the form of certificate used to evidence the Securities will be in substantially the form to be filed or incorporated by reference, as the case may be, as an exhibit to the Registration Statement, and such form complies with all applicable statutory requirements, requirements of the Company’s Charter, as restated in the Articles of Restatement dated April 21, 1999, as amended, the Amended and Restated Bylaws of the Company (the “Bylaws”), and requirements of the NYSE.
     (k) None of the Company, the Operating Partnership or any Significant Subsidiary is (i) in violation of its charter, partnership agreement, by-laws or other governing instrument (“Governing Instruments”) or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company, the Operating Partnership or any Significant Subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company, the Operating Partnership or any Significant Subsidiary is subject (collectively, “Agreements and Instruments”), except for such defaults that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect or (iii) in violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company, the Operating Partnership or any Significant Subsidiary or any of their assets, properties or operations (“Laws”), except for such violations that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Disclosure Package and the Prospectus (including the issuance and sale of the Securities and the use of the aggregate Net Proceeds from the sale of the Securities as described in the Disclosure Package and the Prospectus under the caption “Use of Proceeds”) and compliance by the Company and the Operating

Partnership with their respective obligations hereunder have been duly authorized by all necessary corporate or limited partnership action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, the Operating Partnership or any Subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the Governing Instruments of the Company, the Operating Partnership or any Significant Subsidiary or, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, of any Laws. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company, the Operating Partnership or any Significant Subsidiary.
     (l) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company or the Operating Partnership of their respective obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except (i) for the filing of the Articles Supplementary (as defined below) with the State Department of Assessments and Taxation of the State of Maryland (“SDAT”) and (ii) such as have already been obtained or will be obtained under the Securities Act or under state securities laws or the rules of FINRA.
     (m) There is no action, arbitration, suit, proceeding, inquiry or investigation before or brought by any arbitrator or court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company or the Operating Partnership, threatened, against or affecting the Company, the Operating Partnership or any Subsidiary, which is required to be disclosed in the Registration Statement, the Disclosure Package or the Prospectus (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect or which might reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Company or the Operating Partnership of their respective obligations hereunder.
     (n) The financial statements of the Company and its consolidated Subsidiaries set forth in or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly the financial position, results of operations and cash flows of the Company and its consolidated Subsidiaries at the dates and for the periods specified, and, except as disclosed in the notes thereto, such financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, set forth in or incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus present fairly in accordance with GAAP the information required to be stated therein. Any selected historical operating and financial data set forth in or incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with the books and records of the Company and that of the audited financial statements set forth in or incorporated by reference in the Registration Statement or the Prospectus. The financial statements of the businesses or properties acquired or proposed to be acquired, if any, included in, or incorporated by reference into, the Registration Statement, the Disclosure Package or the Prospectus present fairly in all material respects the information set forth therein, have been prepared in conformity with GAAP applied on a consistent basis and otherwise have been prepared in accordance with the applicable financial statement requirements of Rule 3-05 or Rule 3-14 of Regulation S-X with respect to real estate operations acquired or to be acquired. In addition, any pro forma financial statements and the related notes thereto set forth in or incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus present fairly in all material respects the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the basis described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein; other than as set forth therein, the Company is not required to include any financial statements or pro forma financial statements in the Registration Statement, the Disclosure Package or the Prospectus under the Securities Act or any document required to be filed with the Commission under the Exchange Act. All disclosures contained in the Registration Statement, the Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G and Item 10 of Regulation S-K, to the extent applicable.
     (o) The Company, the Operating Partnership, the Subsidiaries and, to the knowledge of the Company, any joint venture that is not a Subsidiary, in which the Company, the Operating Partnership or any Subsidiary owns an interest, as the case may be, have good and marketable title to all real property owned by them, and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind, except (i) such mortgages, pledges, liens, security interests, claims, restrictions or encumbrances in connection with mortgages entered into in the ordinary course consistent with past practice, (ii) as otherwise stated in the Registration Statement, the Disclosure Package and the Prospectus or (iii) those which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Each of the properties of any of the Company, the Operating Partnership or the Subsidiaries complies with all applicable codes and zoning laws and regulations except in any case where such non-compliance would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and none of the Company, the Operating Partnership or any Subsidiary has knowledge of any pending or threatened condemnation, zoning change or other proceeding or action that will in any manner affect the size of, use of, improvements on, construction on, or access to the properties of any of the Company, the Operating Partnership or any Subsidiary except in any case where such action or proceeding would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. All of the leases and subleases material to the business of the Company, the Operating Partnership and the Subsidiaries considered as one enterprise, and under which the Company, the Operating Partnership or any Subsidiary holds properties described in the Registration Statement and the Prospectus, are in full force and effect, and none of the Company, the Operating Partnership or any Subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company, the Operating Partnership or any Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company, the Operating Partnership or any Subsidiary of the continued possession of the leased or subleased premises under any such lease or sublease, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. To the knowledge of the Company, except as described in the Registration Statement, the Disclosure Package and the Prospectus, no tenant under any lease to which the Company, the Operating Partnership or any Subsidiary leases any portion of its property is in default under such lease, except for any defaults that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
     (p) Title insurance in favor of the Company, the Operating Partnership and the Subsidiaries has been obtained with respect to each property owned by any such entity in an amount that is customary for companies engaged in the same or similar businesses, except where the failure to maintain such title insurance would not reasonably be expected to result in a Material Adverse Effect.
     (q) The mortgages and deeds of trust encumbering the properties and assets described in the Registration Statement, the Disclosure Package and the Prospectus (i) are not convertible (in the absence of foreclosure) into an equity interest in the property or asset described therein or in the Company, the Operating Partnership or any Subsidiary, nor does any of the Company, the Operating Partnership or any Subsidiary hold a participating interest therein, (ii) except as set forth in the Registration Statement, the Disclosure Package and the Prospectus, are not cross-defaulted to any indebtedness other than indebtedness of the Company or any of the Subsidiaries and (iii) are not cross-collateralized to any property not owned by the Company, the Operating Partnership or any of the Subsidiaries, except, in each case, as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
     (r) To the knowledge of the Company and the Operating Partnership, the real property of the Company, the Operating Partnership and the Subsidiaries is free of material structural defects and all building systems contained therein are in reasonably good working order in all material respects, subject to ordinary wear and tear or, strategic business decisions regarding maintenance thereof.
     (s) All U.S. federal income tax returns of the Company, the Operating Partnership and the Subsidiaries required by Law to be filed have been filed and all taxes shown by such returns, which are due and payable, have been paid. No assessment in respect of U.S. federal income taxes has been made to date against the Company, the Operating Partnership or any of the Subsidiaries that would reasonably be expected to result in a Material Adverse Effect. The Company, the Operating Partnership and the Subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law except insofar as the failure to file such returns would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company, the Operating Partnership and the Subsidiaries, except for such taxes, if any, as are being contested in good faith or would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The charges, accruals and reserves on the books of the Company, the Operating Partnership and the Subsidiaries in respect of any income, partnership and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
     (t) Commencing with its taxable year ended December 31, 1994, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), and the Company’s actual and proposed method of operation as described in the Registration Statement, the Disclosure Package and the Prospectus will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code. The Operating Partnership will be taxed as a partnership for federal income tax purposes.
     (u) Neither the Company nor the Operating Partnership is, or upon the issuance and sale of the Securities and the application of the Net Proceeds therefrom as described in the Disclosure Package and the Prospectus will be, an “investment company” as such term is defined in the Investment Company Act.
     (v) The accounting firm that certified the financial statements and supporting schedules incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus is an independent registered public accounting firm as required by the Securities Act, the Exchange Act and the Public Company Accounting Oversight Board (United States) (“PCAOB”).
     (w) Except as described in the Registration Statement, the Disclosure Package and the Prospectus or except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (i) none of the Company, the Operating Partnership or any of the Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) the Company, the Operating Partnership and the Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (iii) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violations, investigations or proceedings relating to any Environmental Law against the Company, the Operating Partnership or any of the Subsidiaries and (iv) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company, the Operating Partnership or any of the Subsidiaries relating to Hazardous Materials or any Environmental Laws.
     (x) The Company, the Operating Partnership and the Subsidiaries carry or are entitled to the benefits of insurance in such amounts and covering such risks as is customary for companies engaged in the same or similar business, and all such insurance is in full force and effect. None of the Company, the Operating Partnership or any Subsidiary has any reason to believe that it will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not reasonably be expected to result in a Material Adverse Effect.
     (y) Each of the Company, the Operating Partnership and the Subsidiaries possesses such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where failure to possess any such Governmental Licenses would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; the Company, the Operating Partnership and the Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, result in a Material Adverse Effect; and none of the Company, the Operating Partnership or any of the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which if the subject of an unfavorable decision, ruling or finding, would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

     (z) No labor dispute with the employees of the Company, the Operating Partnership or any Subsidiary exists or, to the knowledge of the Company or the Operating Partnership, is imminent, which would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
     (aa) There are no contracts or documents which are required to be described in the Registration Statement, the Disclosure Package or the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.
     (bb) The Company, the Operating Partnership and the Subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and none of the Company, the Operating Partnership or any Subsidiary has received any written notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company, the Operating Partnership or any Subsidiary therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.
     (cc) The Company, the Operating Partnership and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company, the Operating Partnership and the Subsidiaries employ disclosure controls and procedures that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

     (dd) None of the Company, the Operating Partnership or any Significant Subsidiary, nor, to the knowledge of the Company or the Operating Partnership, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any Significant Subsidiary is aware of or has taken any action, directly or indirectly, that would reasonably be expected to result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the Company, the Operating Partnership, any Significant Subsidiary and, to the knowledge of the Company or the Operating Partnership, the Company’s affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.
     (ee) The operations of the Company, the Operating Partnership and each Significant Subsidiary are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, the Operating Partnership, or any Significant Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or the Operating Partnership, threatened.
     (ff) None of the Company, the Operating Partnership, any Significant Subsidiary or, to the knowledge of the Company or the Operating Partnership, any director, officer, agent, employee, affiliate or person acting on behalf of the Company, the Operating Partnership or any Significant Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company, the Operating Partnership or any Significant Subsidiary will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
     (gg) There is and has been no failure on the part of the Company, the Operating Partnership or any Subsidiary or any of the directors or officers of the Company, the Operating Partnership or any Subsidiary, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

     (hh) Except as described in the Registration Statement, the Disclosure Package and the Prospectus, no holders of securities or other equity interests of the Company or the Operating Partnership have rights to have any such securities registered pursuant to the Registration Statement or in connection with the transactions contemplated by this Agreement.
     (ii) Any statistical and market-related data included in the Registration Statement, the Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects, and the Company has obtained the written consent to the use of such data from such sources, where required.
     (jj) Subject to the proviso of Section 2(a) hereof and subject to official notice of issuance, the Securities to be sold by the Company hereunder have been or will have been approved for listing on the NYSE and registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Securities under the Exchange Act or delisting any of the Securities from the NYSE, nor has the Company received any notification that the Commission or the NYSE is contemplating terminating such registration or listing.
     (kk) Except as described in the Disclosure Package and the Prospectus, none of the Company, the Operating Partnership or any Subsidiary is a party to any contract, agreement or understanding with any person (other than as contemplated by this Agreement) that would give rise to a valid claim against the Company, the Operating Partnership or any Subsidiary or the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.
     (ll) Any certificate signed by any officer of the Company or the Operating Partnership delivered to the Underwriters or to counsel for the Underwriters pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company or the Operating Partnership, as applicable, to the Underwriters as to the matters covered thereby as of the date or dates indicated in such certificate.
     2. Sale of Securities.
     (a) On the basis of the representations, warranties and agreements herein contained and subject to the terms and conditions herein set forth, at the Per Share Price (as defined below), the Company agrees to issue and sell to the public through the Underwriters, acting as agents, and each of the Underwriters agrees to offer and sell the Securities for the Company on a best efforts basis pursuant to this Agreement (the “Offering”); provided, that notwithstanding anything to the contrary in this Agreement, the Company shall have no obligation to sell any Securities hereunder unless, upon issuance, the Securities shall have (i) at least 100 beneficial holders in the United States, (ii) at least 100,000 publicly held shares in the United States, and (iii) an aggregate market value of publicly-held shares of at least $2 million in the United States, such that the Securities would be eligible for listing on the NYSE. The Underwriters shall endeavor to sell the Securities on behalf of the Company to investors (each an “Investor,” collectively, the “Investors”) upon the terms and conditions set forth in the Disclosure Package and the Prospectus; provided, that the Underwriters shall not sell Securities to any institutional investor unless the Company has given its consent or approval to sell to that institutional investor.
     (b) Subject to the provisions of this Agreement, as compensation for the services rendered, at the Closing Time, the Company shall cause to be paid to the Underwriters by wire transfer of immediately available funds to one or more accounts designated by the Underwriters, an aggregate amount equal to 3.75% of the gross proceeds received by the Company for the sale of the Securities. The Underwriters agree that the foregoing compensation, together with any expense reimbursements payable hereunder, constitutes all of the compensation that the Underwriters shall be entitled to receive in connection with the Offering contemplated hereby.
     (c) The Securities will be issued pursuant to Articles Supplementary (the “Articles Supplementary”), which will be filed with the SDAT.
     (d) The purchase price for each of the Securities shall be $24.25 per share (the “Per Share Price”) and the Securities shall each have a liquidation value of $25.00 per share.
     (e) Each of the Underwriters may retain other brokers or dealers (each a “Selected Dealer”) who are members in good standing of FINRA and duly registered as broker-dealers under the Exchange Act and under the laws of any states in which the Offering is conducted (except where such registration is not required by law) to assist them and to act as subagents on their behalf in connection with the Offering, and may enter into agreements with such Selected Dealers for the offer and sale of the Securities adopting such provisions of this Agreement for the benefit of the Selected Dealers as each of the Underwriters deems appropriate; provided, however, that the Company will only be obligated to pay each Underwriter, in accordance with the terms of this Agreement, for their services rendered hereunder and shall be under no obligation to make any payment of any kind to any such Selected Dealer.
     (f) Subject to the provisions of this Agreement and the performance by the Company of its obligations to be performed hereunder, each Underwriter agrees to offer and sell the Securities for the Company on a best efforts basis. The Company recognizes that “best efforts” does not assure that the Offering will be consummated. It is understood and agreed that each Underwriter is under no obligation to purchase any Securities for its own account and that this Agreement does not create any partnership, joint venture or other similar relationship between each Underwriter and the Company.
     (g) The Securities to be offered by the Underwriters to the Investors hereunder, in book-entry form and registered in such names as the Representative (on behalf of the Investors) may request in such form and timeframe as required by the transfer agent for the Securities, shall be delivered by or on behalf of the Company, to the Representative through the facilities of The Depository Trust Company (“DTC”) or a custodian designated by DTC for the account of the Representative, against payment by or on behalf of the Representative of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to the Representative at least 48 hours in advance. Upon request of the Representative, the Company will cause the certificates, if any are to be issued, representing the Securities to be made available for checking and packaging at least 24 hours prior to the Closing Time with respect thereto at the office of MLV, 1251 Avenue of the Americas, 41st Floor, New York, New York 10020, or at the office of DTC or its designated custodian, as the case may be. The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on the third (fourth, if pricing occurs after 4:00 p.m., New York City time) business day after the date hereof (unless another time and date shall be agreed to by the Representative and the Company). The time at which such payment and delivery are actually made is hereinafter sometimes called the “Closing Time.”
     (h) Each Underwriter hereby (i) represents and warrants that such Underwriter is a member in good standing of FINRA and is duly registered as a broker-dealer under the Exchange Act and under the laws of any states in which the Offering is conducted, and (ii) covenants and agrees that such Underwriter shall comply with all applicable laws, rules and regulations in connection with the Offering, including without limitation, Rule 10b-9 and Rule 15c2-4 under the Exchange Act.
     3. Certain Agreements of the Company and the Operating Partnership. The Company and the Operating Partnership agree with each of the Underwriters:
     (a) As promptly as practicable following execution and delivery of this Agreement, to prepare the Prospectus relating to the Securities in a form approved by the Representative and to file such Prospectus pursuant to Rule 424(b) not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 424(b) (without reliance on Rule 424(b)(8)); to make no further amendment or any supplement to the Registration Statement, the General Disclosure Package, or Prospectus after the date of this Agreement and prior to the Closing Time which shall be disapproved by the Representative promptly after reasonable notice thereof; to advise the Representative promptly of any such amendment or supplement and furnish the Representative with copies thereof and to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities, and during such same period to advise the Representative, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed with the Commission, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Securities, of any notice of objection of the Commission to the use of the form of the Registration Statement or any amendment thereto pursuant to Rule 401(g)(2), of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any prospectus relating to the Securities or suspending any such qualification, or of the issuance of any such notice of objection, to promptly use every commercially reasonable effort to permit offers and sales of the Securities by the Underwriters, which effort may include, without limitation, obtaining the withdrawal of such order or notice, amending the Registration Statement or filing a new registration statement, at the Company’s expense (references herein to the Registration Statement shall include any such amendment or new registration statement);
     (b) Promptly from time to time to take such action as the Representative may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions in the United States as the Representative may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject;
     (c) The Company represents and agrees that, unless it obtains the prior written consent of the Representative, and each Underwriter represents and agrees that, unless it obtains the prior written consent of the Company and the Representative, it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, in each case required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Underwriters is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping;
     (d) Prior to 10:00 a.m. New York City time, on the New York second business day next succeeding the date hereof and from time to time during the period when the delivery of a prospectus is required (whether physically or through compliance with Rule 153 or Rule 172, or in lieu thereof, a notice referred to in Rule 173(a)) in connection with the offering or sale of the Securities, the Company will furnish the Underwriters with copies of the Prospectus in New York City as amended or supplemented in such quantities as the Representative may reasonably request, and, if the delivery of a prospectus is required at any time in connection with the offering or sale of the Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such

Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify the Representative and upon its request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as the Representative may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance;
     (e) To timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its security holders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act;
     (f) To use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under the caption “Use of Proceeds;”
     (g) To use commercially reasonable efforts to effect the listing of the Securities on the NYSE;
     (h) To engage and maintain, at their expense, a registrar and transfer agent for the Securities;
     (i) The Company intends to operate in conformity with the requirements for qualification as a “real estate investment trust” under the Code for each of its taxable years for so long as the Board of Directors of the Company deems it in the best interests of the Company’s security holders to remain so qualified;
     (j) To pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rule 456(b) and Rule 457(r);
     (k) To not, directly or indirectly, during the “restricted period,” as defined with respect to the Company in Rule 100 of Regulation M, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or (ii) sell, bid for, or purchase the Securities to be issued and sold pursuant to this Agreement, or pay anyone any compensation for soliciting purchases of the Securities to be issued and sold pursuant to this Agreement other than Underwriters; provided that the Company may bid for and purchase its Common Stock in accordance with Rule 10b-18 under the Exchange Act;
     (l) If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Securities remain unsold, the Company will, prior to the Renewal Deadline file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Securities. If the Company is no longer eligible to file an automatic shelf registration statement, the Company will, prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Securities, and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the issuance and sale of the Securities to continue as contemplated in the expired registration statement relating to the Securities. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be; and
     (m) The Company and the Operating Partnership acknowledge and agree that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company and the Operating Partnership with respect to the offering of the Securities (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company, the Operating Partnership or any other person. Additionally, no Underwriter is advising the Company, the Operating Partnership or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company and the Operating Partnership shall consult with their own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company or the Operating Partnership with respect thereto. Any review by the Underwriters of the Company, the Operating Partnership, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company or the Operating Partnership.
     4. Offering Expenses. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following, whether or not the Offering is consummated: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Securities under the Securities Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, the Preliminary Prospectus, any Permitted Free Writing Prospectus, and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 3(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or state securities law surveys; (iii) any fees charged by securities rating services for rating the Securities; (iv) any filing fees incident to any required review by FINRA of the terms of the sale of the Securities; (v) subject to Section 7 hereof, all fees and disbursements of counsel for the Underwriters in connection with the Offering up to $75,000 in the aggregate, (vi) and all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section; and (vii) the costs and expenses (including without limitation any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Securities made by the Underwriters caused by a breach of the representation contained in Section 1(b) hereof. It is understood, however, that, except as provided in this Section 4 and Sections 6 and 7 hereof, the Underwriters will pay all of their own costs and expenses.

     5. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters under this Agreement shall be subject, in the discretion of the Representative, to the condition that all representations and warranties and other statements of the Company in this Agreement are, at and as of the Applicable Time and the Closing Time, true and correct, to the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:
     (a) The Prospectus containing the Rule 430B Information as amended or supplemented in relation to the Securities shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) without reliance on Rule 424(b)(8) and in accordance with Section 3(a) hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the form of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) shall have been received; no stop order suspending or preventing the use of the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; all material required to be filed by the Company, with respect to the offering of the Securities, pursuant to Rule 433(d) shall have been filed with the Commission within the applicable time periods prescribed for such filings under Rule 433; and all requests for additional information on the part of the Commission shall have been complied with to the Representative’s reasonable satisfaction;
     (b) Reed Smith LLP, counsel for the Underwriters, shall have furnished to the Representative such opinion or opinions, dated the Closing Time as the Representative may reasonably request;
     (c) Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Company, shall have furnished to the Representative, their written opinions, dated the Closing Time, substantially similar to the form attached hereto as Exhibit A;
     (d) DLA Piper LLP (US), Maryland counsel for the Company, shall have furnished to the Representative their written opinion, dated the Closing Time, substantially similar to the form attached hereto as Exhibit B;
     (e) At the time of the execution of this Agreement, the Representative shall have received from Ernst & Young, LLP a letter dated such date, in form and substance reasonably satisfactory to the Representative, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to Underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus;
     (f) At the Closing Time, the Representative shall have received from Ernst & Young, LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to sub-section (e) of this Section, together with signed or reproduced copies of such letter for each of the other Underwriters, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time;
     (g) Except as contemplated in the Prospectus, or disclosed in the Company’s reports filed with the Commission, there shall not have been any material adverse change to the condition, financial or otherwise, or in the properties, earnings, business affairs or business prospects of the Company, the Operating Partnership and its Subsidiaries considered as one enterprise;
     (h) On or after the date of this Agreement (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities or preferred shares by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities or preferred shares;
     (i) On or after the date of this Agreement there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the NYSE; (ii) a suspension or material limitation in trading in the Company’s securities on the NYSE; (iii) a general moratorium on commercial banking activities in New York declared by either Federal or New York authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) any material adverse change in the financial markets in the United States, any outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Representative make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Prospectus relating to the Securities;
     (j) The Articles Supplementary shall have been filed with the SDAT; and
     (k) The Company shall have furnished or caused to be furnished to the Representative at the Closing Time a certificate or certificates of officers of the Company satisfactory to the Representative as to the accuracy of (i) the representations and warranties of the Company herein at and as of the Closing Time, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to the Closing Time, as to the matters set forth in subsections (a), (g) and (h) of this Section 5 and as to such other matters as the Representative may reasonably request and (ii) certain financial, statistical and other information not included in the letter delivered pursuant to Section 5(e) hereof.
     6. Indemnification and Contribution.

     (a) The Company and the Operating Partnership, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and any director, officer, employee or affiliate thereof as follows:
     (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in the Preliminary Prospectus Supplement, any Issuer Free Writing Prospectus or the Prospectus and any other prospectus relating to the Securities (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
     (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; and
     (iii) against any and all expense whatsoever, as incurred (including the reasonable fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) of this Section 6(a), provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Underwriters expressly for use in the Registration Statement (or any amendment thereto), or in the Preliminary Prospectus Supplement, any Issuer Free Writing Prospectus or the Prospectus and any other prospectus relating to the Securities (or any amendment or supplement thereto); provided, further, that the parties hereby agree that the only such information in the Prospectus Supplement and the Prospectus is that set forth in the first and second sentences of the third paragraph and in the ninth paragraph under the caption “Underwriting” in the Prospectus Supplement and the Prospectus, and the Underwriters hereby consent to the use in the Prospectus of such information.

     (b) Each Underwriter agrees to indemnify and hold harmless the Company and the Operating Partnership, each person, if any, who controls the Company or the Operating Partnership within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and any officer, director or employee thereof, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 6, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), the Preliminary Prospectus Supplement, any Issuer Free Writing Prospectus or the Prospectus and any other prospectus relating to the Securities (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by the Underwriters expressly for use therein as set forth in clause (a) above.
     (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (i) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (ii) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (iii) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (iv) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm (in addition to local counsel) for all such indemnified parties. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 hereof whether or not the indemnified parties are actual or potential parties thereto, unless (x) such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party and (y) the indemnifying party confirms in writing its indemnification obligations hereunder with respect to such settlement, compromise or judgment. Notwithstanding Section 6(a) hereof, the indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for reasonable fees and expenses of counsel as contemplated by this paragraph, the indemnifying party shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by the indemnifying party of such request and (ii) the indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement, unless (A) such failure to reimburse the indemnified party is based on a dispute with a good faith basis as to either the obligation of the indemnifying party arising under this Section 6 to indemnify the indemnified party or the amount of such obligation and (B) the indemnifying party shall have notified the indemnified party of such good faith dispute prior to the date of such settlement.
     (d) If the indemnification provided for in Section 6(a) or (b) hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Operating Partnership, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions that resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.
     The relative benefits received by the Company and the Operating Partnership, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company bear to the total compensation received by the Underwriters from the sale of Securities on behalf of the Company.

     The relative fault of the Company and the Operating Partnership, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company and the Operating Partnership or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
     Each of the Company, the Operating Partnership and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.
     Notwithstanding the provisions of this subsection (d), no Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.
     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
     For purposes of this subsection (d), each director, officer, employee or affiliate of the Underwriters and each person, if any who controls the Underwriters within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Underwriters, and each officer and director of the Company who signed the Registration Statement, and each person, if any who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company, subject in each case to the preceding two paragraphs.
     For purposes of this Section 6, the Company and the Operating Partnership shall be deemed one party, jointly and severally liable for any obligations hereunder.
     7. Termination. If the Securities have not been sold prior to August 2, 2011, and if the Company shall not theretofore have consented (which consent may be given or withheld in the Company’s sole discretion) to extend such date, then this Agreement shall thereupon terminate, without liability on the part of the Underwriters or the Company, and the Company shall not then be under any liability to the Underwriters with respect to the Securities except as provided in the following sentence and in Section 6 and Section 8 hereof. If this Agreement shall be terminated as a result of the conditions set forth in Section 5 hereof (other than Section 5(b) or 5(i)(i), (iii), (iv) or (v)) not being satisfied, the Company shall reimburse the Underwriters for all out-of-pocket expenses approved in writing by the Representative, including fees and disbursements of counsel up to $75,000 in the aggregate, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Securities, but the Company shall then be under no further liability to any Underwriter except as provided in Sections 6 and 8 hereof.
     8. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or by or on behalf of the Company, and shall survive delivery of and payment for the Securities.
     9. Representative.In all dealings hereunder, the Representative shall act on behalf of each Underwriter, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representative.
     10. Notices.
All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail or facsimile transmission to:
c/o McNicoll, Lewis & Vlak, LLC
1251 Avenue of the Americas, 41st Floor
New York, New York 10020
Attention: Patrice McNicoll, Chief Executive Officer
Facsimile No.: (212) 317-1515
with a copy to (which shall not constitute notice):
Reed Smith LLP
599 Lexington Avenue, 26th Floor
New York, NY 10022
Attention: Daniel I. Goldberg, Esq.
Facsimile No.: (212) 521-5450
and if to the Company, shall be delivered or sent by mail or facsimile transmission to:
Apartment Investment & Management Company
4582 S. Ulster St. Parkway
Denver, CO 80237
Attention: Ernest M. Freedman, Chief Financial Officer
Facsimile No.: (720) 493-6545
with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP
300 South Grand Avenue, Suite 3400
Los Angeles, CA 90071
Attention: Jonathan L. Friedman, Esq.
Facsimile No.: (213) 621-5396
     11. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company, the Operating Partnership and, to the extent provided in Section 6 and 8 hereof, the officers and directors of the Company and each person who controls the Company, the Operating Partnership or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of Securities through any Underwriter shall be deemed a successor or assign by reason merely of such purchase.
     12. Time shall be of the essence. As used herein, “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.
     13. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
     14. As used in this Agreement, the following terms have the respective meanings set forth below:
     “EDGAR” means the Commission’s Electronic Data Gathering, Analysis and Retrieval system.
     “FINRA” means the Financial Industry Regulatory Authority, Inc.
     “Investment Company Act” means the Investment Company Act of 1940, as amended.
     “NYSE” means the New York Stock Exchange.
     “Rule 163,” “Rule 172,” “Rule 173,” “Rule 401,” “Rule 405,” “Rule 415,” “Rule 424,” “Rule 430B,” “Rule 433,” “Rule 456,” “Rule 457” and “Rule 462,” and sections thereof, refer to such rules under the Securities Act.
     “Securities Act” means the Securities Act of 1933 and the rules and regulations thereunder.
     “Significant Subsidiary” means a “Significant Subsidiary” as defined in Rule 405.
     “Subsidiary” means a corporation, general partnership, limited partnership, limited liability limited partnership, limited liability company or other entity, a majority of the outstanding voting or capital stock, partnership, membership or other voting or equity interests or general, limited or limited liability limited partnership interests, as the case may be, of which is majority owned or controlled, directly or indirectly, by the Company, the Operating Partnership or one or more other Subsidiaries of the Company or the Operating Partnership. The Operating Partnership is a Subsidiary of the Company.
     All references in this Agreement to financial statements and schedules and other information that is “contained,” “included” or “stated” in the Registration Statement, the Disclosure Package, the Preliminary Prospectus or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in the Registration Statement, the Disclosure Package, the Preliminary Prospectus or the Prospectus, as the case may be.
     All references in this Agreement to the Registration Statement, the Disclosure Package, the Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to EDGAR; all references in this Agreement to any Issuer Free Writing Prospectus (other than any Issuer Free Writing Prospectuses that, pursuant to Rule 433, are not required to be filed with the Commission) shall be deemed to include the copy thereof filed with the Commission pursuant to EDGAR; and all references in this Agreement to “supplements” to the Preliminary Prospectus or the Prospectus shall include, without limitation, any supplements, “wrappers” or similar materials prepared in connection with any offering, sale or private placement of any Securities by the Underwriters outside of the United States.
     15. This Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.
[Remainder of page intentionally left blank.]

     If the foregoing is in accordance with your understanding, please sign and return to us four counterparts hereof.

Very truly yours, APARTMENT INVESTMENT AND MANAGEMENT COMPANY
By:	/s/ Ernest M. Freedman
	Name:	Ernest M. Freedman
	Title:	Executive Vice President and Chief Financial Officer

AIMCO PROPERTIES, L.P. By: AIMCO-GP, Inc., Its general partner

By:	/s/ Ernest M. Freedman
	Name:	Ernest M. Freedman
	Title:	Executive Vice President and Chief Financial Officer

MCNICOLL, LEWIS & VLAK LLC For itself and on behalf of the several Underwriters listed in Schedule A hereto MCNICOLL, LEWIS & VLAK LLC
By:	/s/ Patrice McNicoll
	Name:	Patrice McNicoll
	Title:	Chief Executive Officer

SCHEDULE A

Underwriter
McNicoll, Lewis & Vlak LLC Wunderlich Securities, Inc. Wm Smith & Co.

SCHEDULE B
Each Free Writing Prospectus filed by the Company on July 26, 2011.